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Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 27, 2002 included in Equity Marketing, Inc.'s Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP ARTHUR ANDERSEN LLP

Los Angeles, California
May 20, 2002

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  Exhibit 23.2